SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2003

NETFRAN DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-50051	65-0983277

(Commission File No.)	(Employer Identification No.)

2801 N.E. 208th Terrace, 2nd Floor, Miami, FL 33180

(Address of principal executive offices)

(305) 931-4000

(Issuer’s telephone number)

Item 5. Other Events.

Pursuant to a letter agreement dated as of July 22, 2003, Registrant has engaged Stategica Management LLC of Miami, Florida to provide advisory services designed to generate at least $10 million of value to Netfran over the next three years. Such value may be in the form of funding, acquisition transactions, or other business transactions identified by Strategica. In connection with the agreement, Registrant issued 668,018 shares of its common stock to Strategica. Since there can be no assurance of any level of value being received by Registrant from such engagement, Registrant has the option to repurchase such shares to the extent that $10 million of value, as defined in the agreement, has not been provided by Strategica during the term of the engagement. The foregoing description does not set forth the complete terms of the agreement between Registrant and Strategica and interested parties should refer to the agreement which is filed as an exhibit herein.

Item 7. Financial Statements and Exhibits.

Exhibit 10	filed herein is a copy of the letter agreement dated as of July 22, 2003 between Registrant and Strategica Management LLC.

Exhibit 99	filed herein is a copy of a press release issued by Registrant in connection with the agreement with Strategica Management LLC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFRAN DEVELOPMENT CORP. (Registrant)

By: /s/ Elliot Krasnow

Elliot Krasnow President

Date August 8, 2003

3